Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2021, relating to the financial statements of Quantum-Si Incorporated.

/s/ Deloitte & Touche LLP

New York, New York
September 2, 2021